As filed with the Securities and Exchange Commission on October 15, 2001

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                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

         [_]      Preliminary Proxy Statement
         [_]      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e) (2))
         [_]      Definitive Proxy Statement
         [X]      Definitive Additional Materials
         [_]      Soliciting Material pursuant to Rule 14a-12


                      KRUPP REALTY LIMITED PARTNERSHIP - IV
   --------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
   --------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required

         [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies: N/A

                  (2) Aggregate number of securities to which transaction applies: N/A

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

                  (4)      Proposed maximum aggregate value of transaction: N/A

                  (5)      Total fee paid: N/A
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         [_]      Fee paid previously with preliminary materials.

         [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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                  (4)      Date Filed:

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                       KRUPP REALTY LIMITED PARTNERSHIP-IV
                                One Beacon Street
                                   Suite 1500
                           Boston, Massachusetts 02108
                          ----------------------------


                                                     October 15, 2001


Dear Investor Limited Partner:

                  You should have received a Proxy Statement of Krupp Realty Limited Partnership-IV, which was mailed to the holders of the Partnership's investor limited partnership units on October 12, 2001. The purpose of this letter is to provide you with a summary of the information contained in the Proxy Statement with respect to cash distributions payable to unitholders upon a liquidation of the Partnership.

                  As more fully described below, and subject to the assumptions and caveats described below, if the Partnership had sold all of its properties owned as of June 30, 2001 and liquidated as of that date, the net assets in liquidation available per investor limited partnership unit would have been $883. This amount is in addition to the aggregate cash distributions of approximately $517 per investor limited partnership unit that have been paid since the inception of the Partnership through August 15, 2001.

                  The Partnership's Proxy Statement solicits the consent of its unitholders to sell Walden Pond Apartments, one of the Partnership's properties. The sale is subject to the approval by unitholders representing a majority of the investor limited partnership units. Although no assurance can be given, assuming that requisite approval is obtained, the Partnership expects the sale of Walden Pond to occur on or about November 12, 2001. As described in the Proxy Statement, the Partnership expects that unitholders will receive a cash distribution in connection with the sale of Walden Pond in the amount of approximately $218 to $223 per unit.

                  The Proxy Statement also describes the sale of Fenland Field Apartments, which was consummated on August 1, 2001. In connection with that sale, the Partnership made an initial distribution of approximately $282 per unit, and expects to make one or more subsequent distributions aggregating not less than approximately $15 per unit after the termination of a nine-month claim period set forth in the contract with the Fenland Field buyer, assuming no claims are made against the Partnership by the buyer.

                  The Proxy Statement also describes the proposed sale of Pavillion Apartments, the last of the Partnership's properties. Although no assurance can be given, the Partnership currently expects that transaction to close on or about November 15, 2001. The amount of the cash distribution to be made to unitholders in connection with that sale will depend upon a number of factors, and cannot be determined at this time. However, if the sale had occurred as of June 30, 2001, the net assets of the Partnership

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available for distribution to the investor limited partners on that date would have been approximately $260 to $270 per unit. Unitholders should be aware that this amount is not intended to represent the actual amount that will be distributed in connection with the Pavillion sale.

                  In addition to the cash distributions described above, since the inception of the Partnership through August 15, 2001, the Partnership has made aggregate cash distributions of approximately $517 per unit.

                  As described in the Proxy Statement, if the Walden Pond sale is approved and the sale occurs, and the Pavillion sale occurs, the Partnership will be dissolved. The Proxy Statement contains an Unaudited Pro Forma Consolidated Statement of Net Assets in Liquidation as of June 30, 2001 (the "LIQUIDATION PRO FORMA STATEMENT"). Based on the Liquidation Pro Forma Statement, including the assumptions set forth therein, if the sale of Fenland Field, Pavillion and Walden Pond had occurred as of June 30, 2001, and the Partnership were liquidated as of that date, the net assets in liquidation available per investor limited partnership unit on that date would have been $883. Unitholders should be aware that this amount is not intended to represent the actual amount that will be distributed in connection with the sale of Fenland Field, the proposed sales of Walden Pond and Pavillion, and the proposed liquidation of the Partnership.

                  The valuation of the Partnership's assets and liabilities necessarily requires estimates and assumptions by management. In addition, there are substantial uncertainties in carrying out any liquidation plan. The actual value of any liquidating distributions would depend upon a variety of factors including, but not limited to, the actual proceeds from the sale of the Partnership's assets, the ultimate settlement amounts of the Partnership's liabilities and obligations, actual costs incurred in connection with carrying out the liquidation, including costs of liquidation and establishing reserves, and the actual time of the distributions. The value and liabilities ultimately realized in any liquidation could differ from the amount described above and the difference could be material. THERE CAN BE NO ASSURANCE THAT THE NET ASSETS IN LIQUIDATION PER INVESTOR LIMITED PARTNERSHIP UNIT DESCRIBED ABOVE WILL BE REALIZED IF THE PARTNERSHIP WERE TO BE LIQUIDATED.

                  If you have more questions about the transaction described in the Proxy Statement, you should contact:


                                KRUPP FUNDS GROUP
                                One Beacon Street
                                   Suite 1500
                           Boston, Massachusetts 02108
                          Attention: Investor Services

                              Phone: 1-800-25-KRUPP
                                (1-800-255-7877)

                               Fax: (617) 423-8919